Exhibit 99.1

NEWS RELEASE

Contacts:
Formula
Emily Agan or Maria Amor
619.234.0345

Vertis Communications
Grace Platon
800.365.8957

VERTIS COMMUNICATIONS INKS DEAL
WITH VISANT CORPORATION
Visant Subsidiary Purchases Fragrance Assets

BALTIMORE (September 11, 2006) — Vertis Communications today announced it has reached an agreement with a wholly owned subsidiary of Visant Corporation for the purchase of Vertis Communications’ fragrance division. Visant will operate the business under its Arcade Marketing name. To maintain its leadership position in the direct marketing industry, Vertis Communications will focus its resources on the continued development of highly targeted campaigns for Fortune 500 clients.

“For the past 20 years, Vertis Communications has worked with the world’s leading fragrance manufacturers on innovative campaigns that have successfully penetrated the marketplace,” said Dean D. Durbin, president and CEO of Vertis Communications. “Although the fragrance business continues to be successful, it is no longer a core component of Vertis Communications’ business strategy and marketing efforts.  We have our clients’ best interest in mind and are confident Arcade will continue to offer the same level of commitment and quality service our fragrance clients have come to know.”

As part of obtaining the fragrance division, Visant has purchased two presses, the chemistry lab equipment, and capsule facility from Vertis Communications’ North Brunswick, NJ location, which will continue to produce fragrance programs through October. Visant will offer employment to a number of employees specific to the Vertis Communication fragrance division, including those in the Paris, France office.

Dave Colatriano, senior vice president and general manager of direct marketing at Vertis Communications, added, “In recent months, we acquired USA Direct and invested in new equipment—all to assist our clients with relevant, personalized, and timely communications. This strategic decision allows us to focus resources on the growth of our direct marketing services.”

For more information or to speak to a Vertis Communications executive, please contact Emily Agan or Maria Amor at (619) 234-0345.

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Vertis Communications	www.vertisinc.com
250 West Pratt Street | Baltimore, MD 21201 | 800.577.3569
© 2006 Vertis, Inc.

About Visant

Visant Corporation, a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetics sampling and educational publishing markets.

Visant’s Marketing and Publishing Services segment produces multi-sensory and interactive advertising sampling systems, primarily for the fragrance, cosmetics and personal care markets, and innovative products and services to the direct marketing sector.  The group also produces testing and supplemental materials and related components for educational publishers. For more information on Visant go to http://www.visant.net.  For further information concerning Arcade Marketing please visit http://www.arcadeinc.com.

About Vertis Communications

Vertis Communications serves as marketing partner to many of today’s Fortune 500 companies. Vertis Communications leverages its vast experience in managing large, complex, time-sensitive assignments to turn its clients’ marketing ideas into realities. Headquartered in Baltimore with more than 100 locations nationwide, Vertis Communications offers world-class consulting, creative, research, direct, media, technology, and production services. In 2005, Vertis was recognized as one of the “Most Admired Companies” in Marketing and Advertising by Fortune magazine.  To learn more, visit www.vertisinc.com.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes, “anticipates, “expects, “estimates, “plans, “intends,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials we use, changes in the advertising, marketing and information services markets, the financial condition of our customers, actions by our competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.

Consequently, you should consider any such forward-looking statements only as our current plans, estimates, and beliefs. Even if those plans, estimates, or beliefs change because of future events or circumstances, we decline any obligation to publicly update or revise any such forward-looking statements.

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Vertis Communications	www.vertisinc.com
250 West Pratt Street | Baltimore, MD 21201 | 800.577.3569
© 2006 Vertis, Inc.